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                                                                    EXHIBIT 23.5








                          CONSENT OF FINANCIAL ADVISOR





We consent to the use in this Amendment No. 1 to the Registration Statement of Old Florida Bancshares, Inc. on Form S-4 of our opinion related to Marine Bancshares, Inc. included in the Proxy Statement/ Prospectus to such Registration Statement at Appendix D and to the reference to our firm and summarization of our opinion in the proxy statement/prospectus under the caption " The Merger --Fairness Opinion of Marine's Financial Advisor".



T. Stephen Johnson & Associates, Inc.




April 29, 2003